Exhibit 99.1

Xtant Medical Reports Fourth Quarter and Full Year 2024 Financial Results

Full Year 2024 Revenue Growth of 28%

Expects 2025 Revenue of $126 Million to $130 Million Without Need for Additional Capital

BELGRADE, Mont., March 6, 2025 — Xtant Medical Holdings, Inc. (NYSE American: XTNT), a global medical technology company focused on surgical solutions for the treatment of spinal disorders, today reported financial and operating results for the fourth quarter and year ended December 31, 2024 and provided full year revenue guidance for 2025.

Fourth Quarter 2024 Financial Highlights

●	Revenue of $31.5 million, up 12%, compared to the prior year quarter
●	Gross margin of 50.8% compared to 61.0% for the prior year quarter
●	Net loss of $3.2 million compared to a net loss of $4.3 million in the prior year quarter
●	Adjusted EBITDA of $438,000 compared to Adjusted EBITDA loss of $695,000 in the prior year quarter

Full Year 2024 Financial Highlights

●	Revenue of $117.3 million, up 28%, compared to the prior year
●	Gross margin of 58.2% compared to 60.8% for the prior year
●	Net loss of $16.4 million compared to net income of $660,000 in the prior year, which included a $11.7 million bargain purchase gain related to the acquisition of Surgalign Holdings
●	Adjusted EBITDA loss of $2.3 million compared to an Adjusted EBITDA loss of $1.4 million in the prior year

Recent Business Highlights

●	Subsequent to year end, in the first quarter of 2025, entered into a two-year manufacture and license agreement with automatic renewals with a distributor granting the right to manufacture and supply Xtant’s SimpliGraft® product that provides for an upfront payment of $1.5 million and minimum purchase obligations
●	Reduced operating expenses by more than $5 million on an annualized basis since third quarter of 2024. A portion of the savings will be reinvested to drive future growth.

Sean Browne, President and CEO of Xtant Medical, stated, “2024 was a year of significant accomplishments. We delivered total revenue of $117.3 million, representing growth of 28% and in-line with our guidance, launched multiple new offerings and began capturing the operational and financial benefits of internally producing our own products. Fourth quarter 2024 revenue growth was 12% year-over-year, and importantly, it was all organic growth.”

Browne continued, “The work we completed in 2024 to streamline our product portfolio and increase reliance on our own supply chain has enhanced product quality, reduced costs and, importantly, strengthened our business for sustainable, profitable growth. During the course of the fourth quarter of 2024, we identified over $5 million of expenses for removal, which will benefit our 2025 financial position. Most of these cost reductions were tied to the integration of the Surgalign business into Xtant.”

Brown concluded, “Today, we are providing full year 2025 revenue guidance of $126 million to $130 million. Notably, we expect to begin generating free cash flow in the second half of 2025, enabling us to support our expected organic growth without the need for additional external capital.”

Fourth Quarter and Full Year 2024 Financial Results

Fourth quarter 2024 revenue grew 12% to $31.5 million, compared to $28.1 million for the same quarter in 2023. Full year 2024 revenue grew 28% to $117.3 million, compared to $91.3 million for 2023. The revenue increase compared to the prior year quarter is due primarily to growth within our biologics product family and upfront revenue generated from a licensing agreement. The year- over-year revenue increase also included additional sales resulting from the acquisition of the Surgalign Holdings’ hardware and biologics business.

Gross margin for the fourth quarter of 2024 was 50.8%, compared to 61.0% for the same period in 2023 and 58.2% for the full year 2024, compared to 60.8% for the full year 2023. These decreases were primarily attributable to reduced production throughput and charges for the write-off of inventory associated with the acquisition of Surgalign Holdings’ hardware and biologics business.

Operating expenses for the fourth quarter of 2024 totaled $17.9 million, compared to $20.9 million for the fourth quarter of 2023, and were $80.3 million for the full year 2024 compared to $65.6 million for the full year 2023. The reduction in fourth quarter 2024 operating expenses compared to the prior year quarter is primarily attributable to reductions in various compensation plans and reduced professional fees. The increase in operating expenses year over year was primarily due to additional independent agent sales commissions and higher employee compensation expenses, amortization of intangible assets associated with the Coflex and CoFix product lines, and increased research and development expenses.

Fourth quarter 2024 net loss totaled $3.2 million, or $(0.02) per share, compared to a net loss in the fourth quarter 2023 of $4.3 million, or $(0.03) per share. Net loss for 2024 was $16.4 million, or $(0.12) per share, compared to net income of $660,000, inclusive of a $11.7 million bargain purchase gain related to the acquisition of Surgalign Holdings, or $0.01 per share, for 2023.

Non-GAAP adjusted EBITDA for the fourth quarter of 2024 totaled $438,000, compared to Adjusted EBITDA loss of $695,000 for the same period in 2023. Non-GAAP adjusted EBITDA for 2024 was a loss of $2.3 million, compared to an adjusted EBITDA loss of $1.4 million for 2023. Beginning in the fourth quarter of 2024, phasing of the bargain purchase gain on sell through of inventory acquired as part of the purchase of Surgalign Holdings’ hardware and biologics business is no longer included in acquisition-related fair value adjustments in the non-GAAP adjusted EBITDA calculation and prior period calculations as presented herein have been recast to conform to the current presentation and calculation. The Company defines adjusted EBITDA as net income/loss from operations before depreciation, amortization and interest expense and provision for income tax/benefit, and as further adjusted to add back in or exclude, as applicable, separation related expenses, legal settlements, non-cash compensation, acquisition-related expense, acquisition-related fair value adjustments, gain on bargain purchase and unrealized foreign currency translation gain or loss. A calculation and reconciliation of adjusted EBITDA to net loss can be found in the attached financial tables.

As of December 31, 2024, the Company had $6.2 million of cash and cash equivalents compared to $5.7 million as of December 31, 2023.

2025 Financial Guidance

Xtant Medical initiated revenue guidance for the full year 2025 of $126 million to $130 million, representing organic growth of 7% to 11%.

Conference Call

Xtant Medical will host a webcast and conference call to discuss fourth quarter and full year 2024 financial results at 4:30 pm ET on Thursday, March 6, 2025.

To access the webcast, visit https://www.webcaster4.com/Webcast/Page/3039/52116.

To access the conference call, dial 888-506-0062 within the U.S. or 973-528-0011 outside the U.S. Conference Call Name: Xtant Medical Q4 and Year End 2024 Financial Results.

A replay of the call will be available on the Investor section of the Company’s website at www.xtantmedical.com.

About Xtant Medical Holdings, Inc.

Xtant Medical’s mission of honoring the gift of donation so that our patients can live as full and complete a life as possible, is the driving force behind our company. Xtant Medical Holdings, Inc. (www.xtantmedical.com) is a global medical technology company focused on the design, development, and commercialization of a comprehensive portfolio of orthobiologics and spinal implant systems to facilitate spinal fusion in complex spine, deformity and degenerative procedures. Xtant people are dedicated and talented, operating with the highest integrity to serve our customers.

The symbols ™ and ® denote trademarks and registered trademarks of Xtant Medical Holdings, Inc. or its affiliates, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures in this release, including adjusted EBITDA. Reconciliations of the non-GAAP financial measures used in this release to the most comparable GAAP measures for the respective periods can be found in tables later in this release. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. Management uses the non-GAAP measures in this release internally for evaluation of the performance of the business, including the allocation of resources. Investors should consider non-GAAP financial measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “intends,” ‘‘expects,’’ ‘‘anticipates,’’ ‘‘plans,’’ ‘‘believes,’’ ‘‘estimates,’’ “continue,” “future,” ‘‘will,’’ “potential,” “going forward,” “guidance,” similar expressions or the negative thereof, and the use of future dates. Forward-looking statements in this release include the Company’s full year 2025 revenue guidance and the statement that it expects to begin generating free cash flow in the second half of 2025, enabling the Company to support expected organic growth without the need for additional external capital. The Company cautions that its forward-looking statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company’s future operating results and financial performance; its ability to increase or maintain revenue; the Company’s ability to become operationally self-sustaining and less reliant on third-party manufacturers and suppliers; risks associated with its acquisitions and the integration of those businesses; anticipated shortages of stem cells which will adversely affect future revenues; the ability to implement successfully its future growth initiatives and risks associated therewith; possible future impairment charges to long-lived assets and goodwill and write-downs of excess inventory; the ability to remain competitive; the ability to innovate, develop and introduce new products and the success of those products; the ability to engage and retain new and existing independent distributors and agents and qualified personnel and the Company’s dependence on key independent agents for a significant portion of its revenue; the effect of labor and hospital staffing shortages on the Company’s business, operating results and financial condition, especially when they affect key markets; the effect of inflation, increased interest rates and other recessionary factors and supply chain disruptions; the effect of product sales mix changes on the Company’s financial results; government and third-party coverage and reimbursement for Company products; the ability to obtain and maintain regulatory approvals and comply with government regulations; the effect of product liability claims and other litigation to which the Company may be subject; the effect of product recalls and defects; the ability to license certain of the Company’s intellectual property on commercially reasonable terms and to maintain any such licenses; the ability to obtain and protect Company intellectual property and proprietary rights and operate without infringing the rights of others; risks associated with the Company’s clinical trials; international risks; the ability to service Company debt, comply with its debt covenants and access additional indebtedness; the ability to maintain sufficient liquidity to fund its operations and obtain financing on favorable terms or at all; and other factors. Additional risk factors are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 to be filed with the Securities and Exchange Commission (SEC) on March 6, 2025 and subsequent SEC filings by the Company, including without limitation its most recent Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024 filed with the SEC on November 12, 2024. Investors are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact:

Brett Maas

Managing Partner, Hayden IR

brett@haydenir.com

(646) 536-7331

XTANT MEDICAL HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except number of shares and par value)

	As of December 31, 2024	As of December 31, 2023
ASSETS		
Current Assets:		
Cash and cash-equivalents	$ 6,199	$ 5,715
Restricted cash	22	208
Trade accounts receivable, net of allowance for credit losses of $1,437 and $920, respectively	20,660	20,731
Inventories	38,634	36,885
Prepaid and other current assets	1,601	1,330
Total current assets	67,116	64,869
Property and equipment, net	10,131	8,692
Right of use asset, net	829	1,523
Goodwill	7,302	7,302
Intangible assets, net	8,356	10,085
Other assets	103	141
Total Assets	$ 93,837	$ 92,612
LIABILITIES & STOCKHOLDERS' EQUITY		
Current Liabilities:		
Accounts payable	$ 7,918	$ 7,054
Accrued liabilities	7,771	10,419
Current portion of lease liability	703	830
Current portion of finance lease obiligations	69	65
Line of credit	12,120	4,622
Total current liabilities	28,581	22,990
Long-term Liabilities:		
Lease liability, net	166	759
Financing lease obligations, net	47	116
Long-term debt, plus premium and less issuance costs	22,038	17,167
Accrued earnout liabilities	-	210
Deferred tax liability	42	21
Total Liabilities	50,874	41,263
Stockholders' Equity		
Preferred stock, $0.000001 par value; 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.000001 par value; 300,000,000 shares authorized; 139,045,664 shares issued and outstanding as of December 31, 2024 and 130,180,031 shares issued and outstanding as of December 31, 2023	-	-
Additional paid-in capital	302,738	294,330
Accumulated other comprehensive income	(316)	29
Accumulated deficit	(259,459)	(243,010)
Total Stockholders' Equity	42,963	51,349
Total Liabilities & Stockholders' Equity	$ 93,837	$ 92,612

XTANT MEDICAL HOLDINGS, INC.

CALCULATION OF NON-GAAP CONSOLIDATED EBITDA AND ADJUSTED EBITDA

(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

Net (Loss) Income	$(3,165)	$(4,303)	$(16,449)	$660

Depreciation and amortization	1,148	1,017	4,224	3,174
Interest expense	1,134	802	4,160	2,789
Tax expense (benefit)	21	577	187	(1,697)
Non-GAAP EBITDA	(862)	(1,907)	(7,878)	4,926

Non-GAAP EBITDA/Total revenue	-2.7%	-6.8%	-6.7%	5.4%

NON-GAAP ADJUSTED EBITDA CALCULATION
Separation related expenses	192	-	682	-
Legal settlements	-	-	-	140
Non-cash compensation	840	938	4,117	2,739
Acquisition-related expense	-	929	338	2,255
Acquisition-related fair value adjustments (1)	167	276	415	541
Gain on bargain purchase	-	(666)	-	(11,694)
Unrealized foreign currency translation (gain) loss	101	(265)	(5)	(265)
Non-GAAP Adjusted EBITDA	$438	$(695)	$(2,331)	$(1,358)

Non-GAAP Adjusted EBITDA/Total revenue	1.5%	-2.5%	-2.0%	-1.5%

(1) Beginning in the fourth quarter of 2024, phasing of the bargain purchase gain on sell through of inventory acquired as part of the purchase of Surgalign Holdings’ hardware and biologics business is no longer included in acquisition-related fair value adjustments in the non-GAAP adjusted EBITDA calculation and prior period calculations as presented herein have been recast to conform to the current presentation and calculation. The related effect on adjusted EBITDA was a reduction of $1.4 million for the fourth quarter of 2023, and a reduction of $2.3 million for the year ended December 31, 2023 to arrive at recast amounts.